Exhibit 5(l)


                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of this 1st day of MAY, 2000 between VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the "Adviser"), and VAN ECK FUNDS, a Massachusetts business trust (the "Trust") having its principal place of business in New York, New York (the "Trust").

     WHEREAS, the Trust is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, each representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Trust intends to offer shares ("Shares") in one of those series, Emerging Markets Vision Fund (the "Fund"), and invest the proceeds in securities, the Trust desires to retain the Adviser to render investment advisory and accounting and administrative services hereunder and with respect to which the Adviser is willing so to do;

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:


1.   APPOINTMENT OF ADVISER

The Trust hereby appoints the Adviser to act as investment adviser and administrator to the Fund for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


2.  DUTIES OF ADVISER

The Adviser, at its own expense, shall be responsible for furnishing the following services and facilities to the Trust:


(a) INVESTMENT PROGRAM

          The Adviser will (i) furnish continuously an investment program for the Fund (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Adviser also will manage, supervise and conduct such other affairs and business of the Fund and matters incidental thereto, as the Adviser and the Trust agree, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Master Trust Agreement of the Trust, the Trust's By-Laws and the 1940 Act.

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(b)  ACCOUNTING AND ADMINISTRATIVE SERVICES


(i) The Adviser, at its own expense, will provide or arrange for the performance of the following accounting functions on an ongoing basis:

     (1) Journalize the Fund's investment, capital share and income and expense activities;

     (2) Verify investment buy/sell trade tickets when received from the Fund and transmit trades to the Trust's custodian for proper settlement;

     (3)  Maintain individual ledgers for investment securities;

     (4) Reconcile cash and investment balances with the Trust's custodian, and provide the Fund with the beginning cash balance available for investment purposes;

     (5) Update the cash availability throughout the day as required by the Fund;

     (6) Post to and prepare the Fund's Statement of Assets and Liabilities and the Statement of Operations;

     (7)  Calculate various contractual expenses (e.g., transfer agency fees);

     (8) Control all disbursements and authorize such disbursements upon written instructions from authorized officers and agents;

     (9)  Calculate  capital  gains and losses;

     (10) Determine the net income;

     (11) Obtain security market quotes, at the Fund's expense, or if such quotes are unavailable, obtain such prices from the investment adviser, and in either case calculate the market value of the Fund's investments;

     (12) Deliver a copy of the daily portfolio valuation to the Fund;

     (13) Compute the net asset value;

     (14) Compute the Fund's yields, total return, expense ratios, portfolio turnover rate;

     (15) Monitor the expense accruals and notify the Fund of any proposed adjustments; and

     (16) Prepare periodic unaudited financial statements.

(ii) In addition to the accounting services described in the foregoing Paragraph 2(b)(i), the Adviser will provide or arrange for the provision of the following services for the Fund:

     (1)  Prepare periodic audited financial statements;

     (2) Supply various statistical data as requested by the Board of Trustees of the Trust on an ongoing basis;

     (3)  Prepare for  execution  and file the Federal and state tax returns;

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     (4)  Prepare  and file the  Semi-Annual  Reports  with the  Securities  and
          Exchange  Commission  on Form  N-SAR;

     (5) Prepare and file with the Securities and Exchange Commission the Fund's annual, semi-annual and quarterly shareholder reports;

     (6) Prepare and file registration statements on Form N-1A and other filings relating to the registration of Shares;

     (7) Monitor the Fund's status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended;

     (8)  Maintain the Fund's fidelity bond as required by the 1940 Act;

     (9) Prepare materials for and record the proceedings of, in conjunction with the officers of the Trust, the meetings of the Trust's Board of Trustees; and

     (10) Prepare any other regulatory reports to and for any Federal, state or local agency as may be required.

     In carrying out its duties hereunder, as well as any other activities undertaken on behalf of the Fund pursuant to this Agreement, the Adviser shall at all times be subject to the control and direction of the Board of Trustees of the Trust.

(c) OFFICE SPACE AND FACILITIES

     The Adviser will arrange to furnish the Trust office space in the offices of the Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service required for managing the investments of the Trust.

(d) PERSONNEL

     The Adviser shall provide executive and clerical personnel for managing the investments of the Fund, and shall compensate officers and Trustees of the Trust if such persons are also employees of the Adviser or its affiliates, except as otherwise provided herein.

(e) PORTFOLIO TRANSACTIONS

     The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Adviser, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(d). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or the other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The

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      Adviser  is  authorized  to pay to a broker or dealer  who  provides  such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Adviser or its affiliates provided that the Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in a manner the Adviser deems equitable among the accounts involved.

(f)   RIGHT TO RECEIVE ADVICE

(i) ADVICE OF FUND If the Adviser shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice.

(ii) ADVICE OF COUNSEL If the Adviser or the Fund shall be in doubt as to any question of law involved in any action to be taken or omitted by the Adviser, it may request advice at the Fund's cost from counsel of its own choosing (which may be counsel for the Adviser or the Fund, at the option of the Adviser).

(iii) PROTECTION OF THE ADVISER The Adviser shall be protected in any action or inaction which it takes in reliance on any directions or advice received pursuant to subsections (i) or (ii) of this paragraph which the Adviser, after receipt of any such directions or advice in, good faith believes to be consistent with such directions or advice as the case may be. However, nothing in this paragraph shall be construed as imposing upon the Adviser any obligation (i) to seek such directions or advice or (ii) to act in accordance with such directions or advice when received. Nothing in this subsection shall excuse the Adviser when an action or omission on the part of the Adviser constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Adviser of its duties under this Agreement.


3.    EXPENSES OF TRUST

The Adviser shall not bear the responsibility for or expenses associated with operational, accounting or administrative services on behalf of the Fund not expressly assumed by the Adviser hereunder. The expenses to be borne by the Trust include, without limitation:

(a) charges and expenses of any registrar, stock, transfer or dividend disbursing agent, custodian, depository or other agent appointed by the Trust for the safekeeping of the Fund's cash, portfolio securities and other property;

(b) general operational, administrative and accounting costs, such as the costs of calculating the Fund's net asset value, the preparation of the Fund's tax filings with relevant authorities and of compliance with any and all regulatory authorities;

(c)   charges and expenses of auditors and outside accountants;

(d) brokerage commissions for transactions in the portfolio securities of the Fund;

(e)   all taxes,  including  issuance and transfer  taxes,  and  corporate  fees
      payable  by  the  Fund  to  Federal,   state  or  other  U.S.  or  foreign
      governmental agencies;


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(f)  the cost of stock certificates representing shares of the Fund;

(g) expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, if applicable;

(h) all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, setting in type, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other required communications to shareholders;

(i) all expenses of preparing and setting in type offering documents, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing offering documents and literature used for any promotional purposes);

(j) compensation and travel expenses of Trustees who are not "interested persons" of the Adviser within the meaning of the 1940 Act;

(k) the expense of furnishing, or causing to be furnished, to each shareholder statements of account;

(l) charges and expenses of legal counsel in connection with matters relating to the Fund, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure, day to day legal affairs of the Trust and relations with its shareholders, issuance of Fund shares, and registration and qualification of securities under Federal, state and other laws;

(m) the expenses of attendance at professional and other meetings of organizations such as the Investment Company Institute and other trade groups by officers and Trustees of the Trust, and the membership or association dues of such organizations;

(n)  the cost and expense of maintaining the books and records of the Fund;

(o)  the expense of obtaining  and  maintaining  a fidelity  bond as required by
     Section 17(g) of the 1940 Act and the expense of obtaining and maintaining an errors and omissions policy;

(p)  interest payable on Fund borrowing;

(q)  postage; and

(r) any other costs and expenses incurred by the Adviser for Fund operations and activities, including but not limited to the organizational costs of the Fund if initially paid by the Adviser.


4.   COMPENSATION

For the services and facilities to be provided to the Trust by the Adviser as provided in Paragraph 2 hereof, the Trust shall pay the Adviser a fee at the annual rate set forth in Exhibit A ("Annual Fee"). The Trust shall pay such amounts monthly, based on the Fund's average daily net assets, as reflected in the books and records of the Trust in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust.


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5. TRUST TRANSACTIONS

The Adviser agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Trust; provided, however, that such prohibition shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Fund.

6. RELATIONS WITH TRUST

Subject to and in accordance with the Master Trust Agreement and By-Laws of the Trust and the Articles of Incorporation and By-Laws of the Adviser, respectively, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers or otherwise; (ii) that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Adviser (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement and By-Laws.


7. LIABILITY OF ADVISER AND OFFICERS AND TRUSTEES OF TRUST

Neither the Adviser nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser or such persons against any liability to the Trust or its shareholders to which the Adviser might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.


8. DURATION AND TERMINATION OF AGREEMENT


(a)  DURATION

     This Agreement shall become effective on the date hereof for the Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until April 30, 1999 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940
     Act) of the Fund, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)  TERMINATION

     This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund, or by the Adviser, on sixty (60) days written notice to the other party.

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(c)  AUTOMATIC TERMINATION

     This Agreement shall automatically and immediately terminate in the event of its assignment.

9. PRIOR AGREEMENT SUPERSEDED

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

10. SERVICES NOT EXCLUSIVE

The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities.

11. MISCELLANEOUS

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. LIMITATION OF LIABILITY

The term Van Eck Funds means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated February 6, 1992 (amending the Master Trust Agreement dated April 3, 1985), as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, acting as such, and no such authorization by such officer shall be deemed to have been made by any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

[SEAL]                                     VAN ECK FUNDS




Attest:_________________                   By:___________________
          Secretary                              Vice President



[SEAL]                                     VAN ECK ASSOCIATES CORPORATION




Attest:_________________                   By:___________________
          Secretary                              President




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                                    EXHIBIT A


                                        Annual Advisory Fee
Name of Fund                            (as a % of average daily net assets)
-------------                           ------------------------------------
Emerging Market Vision Fund             1 % of average daily net assets












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